Exhibit 99.1

Carmell Corp Announces Addition of Scott Frisch and Gilles Spenlehauer to Board of Directors

Carmell Corporation (Nasdaq: CTCX), a human biomaterials company (“Carmell”), today announced the addition of two independent directors to their Board.

Scott Frisch currently serves as Chief Operating Officer and Chief Financial Officer of AARP. AARP is the nation’s largest nonprofit, nonpartisan organization focused on issues affecting the more than 100 million people ages 50 and older. In this role, he leads AARP’s operational and financial matters including human resources, information technology, real estate and facilities management, as well as data and analytics performance management. Previously, Mr. Frisch served as Managing Director at Bank of America, Chief Financial Officer at Natixis Asset Management Services, and Assistant Controller at Putnam Investments. Mr. Frisch began his career at KPMG in an audit role. He graduated from Villanova University with a Bachelor’s in Accounting.

Dr. Gilles Spenlehauer currently serves as Scientific Director of SDTech Group, a chemical manufacturing company. Earlier he spent 17 years at L’Oreal, the world’s biggest cosmetics company where he served in various leadership roles – most recently as Department Head of Science and Skills of the Future and as Worldwide Head of Advanced Research where he led a team of 700 scientists that contributed to numerous product innovations and were involved in scientific due diligence of acquisitions. Before L’Oreal, Dr. Spenlehauer served as Head of Pharmaceutical Sciences for Pfizer’s R&D operations in the UK. He began his career as a Scientist at Rhone-Poulenc Rorer in Paris, France. He graduated with a PhD in Biopharmacy from the Paris-Sud University with a post-doctoral fellowship in peptides from the Washington University in St. Louis.

About Carmell

Carmell is a regenerative care company with a focus on using human biomaterials for aesthetic and medical care. Their commercial product is a human amnion allograft that can be used as a structural barrier for wound healing. Carmell’s R&D pipeline includes several innovative aesthetic, epithelial and bone products under development. For more information, visit www.carmellcorp.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the attributes and benefits of Carmell’s products including R&D products under development. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize anticipated benefits from their commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the 10-Q statement on filed by Carmell with the SEC on November 15, 2023, as amended. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact

Bryan Cassaday

Chief Financial Officer

bc@carmellcorp.com